Exhibit 99.2

Contact:

John Elwood, CFO

27 Hubble

Irvine, CA 92618

Phone: (949) 451-1450

Fax: (949) 451-1460

Meade Instruments Corp. Terminates JOC Merger Agreement, Announces Merger Agreement with Affiliates of Ningbo Sunny Electronic Co., Ltd. for $4.21 per share

IRVINE, Calif. – July 16, 2013 – Meade Instruments Corp. [Nasdaq CM: MEAD (“Meade”)], (est. 1972) one of the world’s largest designers and manufacturers of telescopes and accessories for amateur astronomers, announces the termination of its previously announced Agreement and Plan of Merger with JOC North America LLC and JOCNA Inc., collectively (“JOC”), which was announced May 17, 2013, and the execution of a new Agreement and Plan of Merger with Sunny Optics, Inc. (“SOI”) and Sunny Optics Merger Sub, Inc., a wholly-owned subsidiary of SOI, both of which are affiliates of Ningbo Sunny Electronic Co., Ltd., collectively (“Sunny”) for $4.21 per share or approximately $5.5 million for all shares.

As required by its merger agreement with JOC, Meade paid a $250,000 termination fee to JOCNA Inc. which Meade borrowed from Sunny in connection with the execution of their merger agreement.

Ningbo Sunny Electronic Co., Ltd. develops, makes and sells sport and outdoor optical products, such as binoculars, telescopes, spotting scopes, riflescopes and diverse optical components and accessories. Sunny’s manufacturing facility is located in Zhejiang, China and is equipped with first-grade, ISO9001 certified, production facilities, and advanced environmental and optical testing devices.

Additional Information about the Transaction

In connection with the proposed transaction, Meade will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (SEC). The definitive proxy statement and other materials filed with the SEC will contain important information regarding the merger, including, among other things, the recommendation of Meade’s board of directors with respect to the merger. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER MATERIALS THAT MEADE FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about Meade and the merger, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Meade with the SEC can also be obtained, free of charge, by directing a request to Meade Instruments Corp., 27 Hubble, Irvine, California 92618, Attention: Corporate Secretary.

Participants in the Solicitation

The directors and executive officers of Meade and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Meade’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on May 30, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Actual results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation: the ability to obtain, if any, regulatory approvals of the acquisition on the proposed terms and schedule; the failure of Meade’s stockholders to approve the acquisition; the risk that the acquisition may not be completed in the time frame expected by the parties or at all; the parties’ ability to satisfy the closing conditions and consummate the transactions; and Meade’s ability to maintain its existing relationships with its employees, customers and suppliers. Additional information regarding factors that may affect future results are described in Meade’s filings with the SEC, including, without limitation, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. Neither Meade nor Ningbo Sunny Electronic Co., Ltd. nor any of the named representatives thereof undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of the press release.

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